Exhibit 10.1

FOURTH AMENDMENT TO THE

LITTELFUSE, INC. SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN

This FOURTH AMENDMENT to the LITTELFUSE, INC. SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN (the “Plan”) is made by Littelfuse, Inc. (the “Company”), effective as of December 31, 2015.

WITNESSETH:

WHEREAS, the Company maintains the Plan consisting of the Nonqualified Deferred Compensation Plan Basic Plan Document (the “Basic Plan Document”) and related Adoption Agreement (the “Adoption Agreement”); and

WHEREAS, the Company wishes to amend the Plan, pursuant to its authority under Section 6.03(A) of the Basic Plan Document, to expand eligibility to include designated employees of the Mexican branch of a foreign subsidiary of the Company who reside in the United States.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.     Section 2.01(c) of the Adoption Agreement is amended by deleting subsection (c) in its entirety and substituting therefor the following:

“(c)         Specified Employees/Contractors by name, job title or classification:

(i) Beginning January 1, 2015 and each January 1 thereafter, those management Employees with base salaries equal to or greater than $200,000 each year, as modified from time to time by the Employer’s Retirement Plan Committee (or, if none, the Board of Directors of the Employer).

(ii) Beginning on the 2015 effective date of this Amendment and each January 1 thereafter, those management Employees employed by Littelfuse Mexico Manufacturing B.V. – Mexican Branch who are citizens or residents aliens of the United States, reside in the United States and are specifically designated as a Participant by the Chief Legal Officer of the Company, provided, however, such Employee shall solely be eligible for Discretionary Nonelective Contributions under Section 2.03(d) of this Adoption Agreement and no other forms of contributions provided for under the Plan.”

2.     Section 2.06(c) of the Adoption Agreement shall be amended to add the following to the end thereof:

“For purposes of other Discretionary Nonelective Contributions, the Employer shall have the discretion to specify the allocation conditions, if any, applicable to each such contribution.”

3.     Section 4.02 of the Adoption Agreement shall be amended to select clause (ii) only (for clarification purposes).

4.     The provisions of the Plan shall be interpreted consistently with the above changes so as to allow the Company to make contributions on behalf of such designated management employees.

5.     Except as specifically set forth above, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment has been executed on this 29th day of July, 2015.

LITTELFUSE, INC.

By:	/s/ Ryan K. Stafford
Ryan K. Stafford
Executive Vice President-Chief Legal & Human Resources Officer